nexa

CONSENT OF QUALIFIED PERSON

I, Cristovao Teofilo dos Santos, B.Eng., FAusIMM, a Qualified Person for purposes of subpart 1300 of SEC Regulation S-K ("**S-K 1300**"), and a Nexa Resources employee, consent to the public filing of the Annual Report titled ***"Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934"*** with an effective date of December 31, 2023. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. ("**Nexa Resources**", "**Nexa**" or the "**Company**") that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the mineral reserves estimate performed by Nexa employees for the Cerro Lindo Mine.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the 2023 Mineral Reserves for each propriety for which I am responsible.

Dated: March 27, 2024.

Cristovao Teofilo dos Santos, B.Eng., FAusIMM
312542

nexa

CONSENT OF QUALIFIED PERSON

I, Vitor Marcos Teixeira de Aguilar, B.Eng., FAusIMM, a Qualified Person for purposes of subpart 1300 of SEC Regulation S-K ("**S-K 1300**"), and a Nexa Resources employee, consent to the public filing of the Annual Report titled ***"Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934"*** with an effective date of December 31, 2023. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. ("**Nexa Resources**", "**Nexa**" or the "**Company**") that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the mineral reserves estimate performed by Nexa employees for Vazante Mine and Vazante Aroeira Tailings.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the 2023 Mineral Reserves for each propriety for which I am responsible.

Dated: March 27, 2024.

Vitor Marcos Teixeira de Aguilar, B.Eng., FAusIMM
3075717

Av. Luís Carlos Berrini, 105
6º andar – São Paulo/SP
04571-010
Brasil

Av. Circunvalación El Golf Los Incas
Nº170 Block A Piso 22
Surco – Lima
15036
Perú

nexa

CONSENT OF QUALIFIED PERSON

I, Vitor Ferraz Viana, B.Eng., FAusIMM, a Qualified Person for purposes of subpart 1300 of SEC Regulation S-K ("**S-K 1300**"), and a Nexa Resources employee, consent to the public filing of the Annual Report titled ***"Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934"*** with an effective date of December 31, 2023. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. ("**Nexa Resources**", "**Nexa**" or the "**Company**") that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the mineral reserves estimate performed by Nexa employees for the Aripuanã Mine.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the 2023 Mineral Reserves for each propriety for which I am responsible.

Dated: March 27, 2024.

Vitor Ferraz Viana, B.Eng., FAusIMM 3115648

CONSENT OF QUALIFIED PERSON

I, José Antonio Lopes, B.Geo., MAusIMM, a Qualified Person for purposes of subpart 1300 of Regulation S-K ("**S-K 1300**"), and a Nexa Resources employee, consent to the public filing of the Annual Report titled ***"Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934"*** with an effective date of December 31, 2023. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. ("**Nexa Resources**", "**Nexa**" or the "**Company**") that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Resources estimate performed by Nexa employees for the Vazante, Aripuanã and Morro Agudo Mines.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Resources for each propriety for which I am responsible.

Dated: March 27, 2024.

José Antonio Lopes, B.Geo., FAusIMM
AusIMM No. 224829

Av. Eng. Luís Carlos Berrini, 105
6º andar – São Paulo/SP
04571-010
Brasil

Av. Circunvalación El Golf Los Incas
Nº170 Block A Piso 22
Surco – Lima
15036
Perú

nexa

CONSENT OF QUALIFIED PERSON

I, Jerry Huaman Abalos, B.Geo., MAusIMM CP(Geo), a Qualified Person for purposes of subpart 1300 of Regulation S-K ("**S-K 1300**"), and a Nexa Resources employee, consent to the public filing of the Annual Report titled ***"Annual Report Pursuant to section 13 or 15(d) of the Securities Exchange act of 1934"*** with an effective date of December 31, 2023. The document contains certain disclosures relating to the mining properties of Nexa Resources S.A. ("**Nexa Resources**", "**Nexa**" or the "**Company**") that have been prepared in accordance with S-K 1300 adopted by the U.S. Securities and Exchange Commission.

I certify that I have supervised and validated the Mineral Resources estimate performed by Nexa employees for the Mining Operations of Cerro Lindo, El Porvenir, Atacocha Underground, and Atacocha Open Pit, and Projects of Magistral, Hilarión and Florida Canyon Zinc.

I also certify that I have read the annual report on Form 20-F and approved the document being filed by Nexa Resources S.A. and that it fairly and accurately represents the Mineral Resources for each propriety for which I am responsible.

Dated: March 27, 2024.

Jerry Huaman Abalos, B.Geo., MAusIMM CP(Geo)
AusIMM No. 337058